UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013 (October 4, 2013)

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 4, 2013, Nexeo Solutions Sub Holding Corp. (“Sub Holding”), a wholly-owned subsidiary of Nexeo Solutions Holdings, LLC (“Holdings” and, collectively with Sub Holding and Nexeo Solutions, LLC, the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the shareholders of Chemical Specialists and Development, Inc. and Chemical Specialists and Development, Inc. (“CSD”) pursuant to which Sub Holding has agreed to acquire all issued and outstanding interests in CSD for an aggregate purchase price of $100 million, subject to a net working capital adjustment. At the closing of the transactions contemplated by the Stock Purchase Agreement (the “Closing”), a portion of the purchase price will be placed into escrow and will be released as prescribed by the Stock Purchase Agreement.

Closing is subject to certain closing conditions, including, but not limited to, the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the acquisition of certain related businesses for approximately $10.0 million. Sub Holding anticipates that the acquisitions will close prior to December 31, 2013 and will be financed primarily with cash on hand and borrowings under the Company’s asset-based revolving credit facility. There can be no assurance that all of the conditions to closing the acquisition will be satisfied.

Item 7.01.                                        Regulation FD Disclosure

On October 7, 2013, Holdings announced that its wholly-owned subsidiary Sub Holding entered into a Stock Purchase Agreement relating to the acquisition of CSD and certain related businesses. A copy of Holdings’ press release, dated October 7, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this current report, including Exhibit 99.1 hereto, is being “furnished” to the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release dated October 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: October 7, 2013

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated October 7, 2013.